FOR IMMEDIATE RELEASE
                                                           ---------------------

              PROCTER & GAMBLE ANNOUNCES INITIAL WELLA TENDER OFFER
                  RESULTS, LAUNCHES MANDATORY EXTENSION PERIOD
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         CINCINNATI, USA, and SCHWALBACH, GERMANY, June 5, 2003 - The Procter &
Gamble Germany Management GmbH (P&G), a wholly owned subsidiary of The Procter & Gamble Company (Procter & Gamble) (NYSE:PG), today announced results from the initial tender offer for Wella AG shares. P&G has acquired 5,046,156 voting and 1,498,872 preference shares of Wella AG. This represents 11.43% and 6.41%, respectively, of each class of shares, or a total of 9.69% of the registered share capital.

         The initial tender period ran from April 28, 2003 to May 28, 2003. As previously announced, an additional acceptance period, as required by German law, will run from June 6, 2003, until Noon (Central European Summer time) on June 20, 2003. The offer price of EUR 92.25 per share for the voting shares and EUR 65 per share for the preference shares will not change during this additional acceptance period.

         Procter & Gamble's Chief Financial Officer, Clayton Daley, said, "This additional two week acceptance period represents the final opportunity for Wella shareholders to accept P&G's tender offer. Beyond June 20, we are under no obligation to acquire any further shares. We will begin to pursue the business objectives we announced on March 18 as soon as the appropriate regulatory approvals are obtained, regardless of the number of shares tendered."

         On March 17, 2003, P&G signed an agreement to purchase 77.6% of the voting shares in Wella AG from its majority shareholders and announced its intention to launch a tender offer. On March 18, 2003, P&G announced its decision to launch a tender offer to all shareholders of Wella.

         The deal is subject to normal regulatory review and government approvals in various markets including the European Union and the United States of America.

                                                                        - More -
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ABOUT WELLA
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         Founded in 1880, Wella is a leading beauty care company selling its products in more than 150 countries. The company's three divisions include professional hair care, retail hair care, and cosmetics and fragrances. Some of its well-known brands include Wella(R), Koleston(R), Sebastian(R), Graham Webb(R) and High Hair(R) professional hair care lines; Wellaflex(R), ShockWaves(R), Ultra Sheen(R), and Vivality(R) consumer retail hair care products; Gucci(R), Rochas(R), Escada(R) and Montblanc(R) fragrances. For more information, please visit the website at WWW.WELLA.COM.

ABOUT P&G
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         P&G markets a range of well-known beauty and health care brands including: Pantene(R), Head & Shoulders(R), Olay(R), Clairol Nice`n Easy(R), Herbal Essences(R), Cover Girl(R), Max Factor(R), Noxzema(R), Old Spice(R), Hugo Boss(R), Crest(R), Vicks(R), Actonel(R), PUR(R) and more. P&G employs nearly 102,000 people in more than 80 countries. For more information please visit the website at WWW.PG.COM.

         ALL STATEMENTS, OTHER THAN STATEMENTS OF HISTORICAL FACT INCLUDED IN THIS NEWS RELEASE, ARE FORWARD-LOOKING STATEMENTS, AS THAT TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. IN ADDITION TO THE RISKS AND UNCERTAINTIES NOTED IN THIS NEWS RELEASE, THERE ARE CERTAIN FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE ANTICIPATED BY SOME OF THE STATEMENTS MADE. THESE INCLUDE: (1) THE ACHIEVEMENT OF EXPECTED SAVINGS ASSOCIATED WITH THE POTENTIAL INTEGRATION OF WELLA AG'S ORGANIZATION STRUCTURE INTO P&G; (2) THE ABILITY TO ACHIEVE BUSINESS PLANS, INCLUDING GROWING VOLUME PROFITABLY, DESPITE HIGH LEVELS OF COMPETITIVE ACTIVITY, ESPECIALLY WITH RESPECT TO THE PRODUCT CATEGORIES AND GEOGRAPHICAL MARKETS IN WHICH THE COMPANY HAS CHOSEN TO FOCUS; (3) THE ABILITY TO MANAGE AND MAINTAIN KEY CUSTOMER RELATIONSHIPS; (4) THE ACHIEVEMENT OF GROWTH IN SIGNIFICANT DEVELOPING MARKETS SUCH AS CHINA, TURKEY, MEXICO, THE SOUTHERN CONE OF LATIN AMERICA, THE COUNTRIES OF CENTRAL AND EASTERN EUROPE AND THE COUNTRIES OF SOUTHEAST ASIA; (5) THE ABILITY TO SUCCESSFULLY MANAGE REGULATORY, TAX AND LEGAL MATTERS, INCLUDING RESOLUTION OF PENDING MATTERS WITHIN CURRENT ESTIMATES; (6) THE ABILITY TO SUCCESSFULLY IMPLEMENT, ACHIEVE AND SUSTAIN COST IMPROVEMENT PLANS IN MANUFACTURING AND OVERHEAD AREAS; (7) THE ABILITY TO SUCCESSFULLY MANAGE CURRENCY (INCLUDING CURRENCY ISSUES IN LATIN AMERICA), INTEREST RATE AND CERTAIN COMMODITY COST EXPOSURES; (8) THE ABILITY TO MANAGE THE CONTINUED POLITICAL AND/OR ECONOMIC UNCERTAINTY IN LATIN AMERICA (INCLUDING VENEZUELA) AND WAR IN THE MIDDLE EAST, AS WELL AS ANY POLITICAL AND/OR ECONOMIC UNCERTAINTY DUE TO TERRORIST ACTIVITIES OR WAR (INCLUDING KOREA); AND (9) THE SUCCESSFUL ACQUISITION, TRANSITION, INTEGRATION, AND OPERATION OF THE WELLA BUSINESS. IF THE COMPANY'S ASSUMPTIONS AND ESTIMATES ARE INCORRECT OR DO NOT COME TO FRUITION, OR IF THE COMPANY DOES NOT ACHIEVE ALL OF THESE KEY FACTORS, THEN THE COMPANY'S ACTUAL RESULTS MIGHT DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS MADE HEREIN.

                                      # # #

P&G CONTACTS:
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         MEDIA
         -----
         P&G Corporate Media Center:
               US media call:             1-(866) PROCTER (1-866-776-2837)
               Media outside the US call:+1-(513) 945-9087

         INVESTOR RELATIONS
         ------------------
         John P. Goodwin - +1-(513) 983-2414